Exhibit 10.66

DYNAVAX TECHNOLOGIES CORPORATION

AMENDED AND RESTATED 2004 NON-EMPLOYEE DIRECTOR OPTION PROGRAM

AND

AMENDED AND RESTATED 2005 NON-EMPLOYEE DIRECTOR CASH COMPENSATION PROGRAM

EFFECTIVE APRIL 14, 2005

AMENDED APRIL 6, 2011

(REVISION VERSION 4.0)

ARTICLE I

ESTABLISHMENT AND PURPOSE OF THE PROGRAM

1.1	Establishment of Program

The Dynavax Technologies Corporation 2004 Non-Employee Director Option Program, as revised herein, including the Non-Employee Director Cash Compensation Program (collectively, the “Director Program”) is adopted pursuant to the Dynavax Technologies Corporation 2011 Equity Incentive Plan (the “2011 Plan”), in addition to the terms and conditions set forth below, is subject to the provisions of the Plan.

1.2	Purpose of Program

The purpose of the Director Program is to enhance the ability of the Company to attract and retain directors who are not Employees (“Non-Employee Directors”) through an Option and Cash Compensation program.

1.3	Effective Date of the Program

The Director Program is effective as of the Registration Date, and as revised on April 6, 2011.

ARTICLE II

DEFINITIONS

Capitalized terms in this Director Program, unless otherwise defined herein, have the meaning given to them in the Plan.

ARTICLE III

OPTION TERMS

3.1	Date of Grant and Number of Shares

Effective April 14, 2005, a Non-Qualified Stock Option to purchase 20,000 shares of Common Stock shall be granted (the “Initial Grant”) to each Non-Employee Director and 30,000 shares shall be granted to the Non-Employee Chairman of the Board (the “Initial Grant”), and such Initial Grant to be made to Non-Employee Directors elected or appointed to the Board upon the date each such Non-Employee Director first becomes a Non-Employee Director.

Effective April 14, 2005, each Non-Employee Director currently on the Company’s Board who did not receive an initial grant upon election or appointment to the board, shall receive an Initial Grant as described above.

Also effective on April 14, 2005, each Non-Employee Director currently on the Company’s Board, and who received an initial grant to purchase less than 20,000 shares of Common Stock upon election or appointment to the board, shall receive a grant for the difference so that said board member’s initial grant equals 20,000 shares.

In addition, immediately following each annual meeting of the Company’s stockholders, commencing with the annual meeting of the Company’s stockholders in 2004, each Non-Employee Director who continues as a Non-Employee Director following such annual meeting shall be granted a Non-Qualified Stock Option to purchase 10,000 shares of Common Stock (a “Subsequent Grant”). Based on the Non-Employee Director’s election date, the first subsequent grant shall be pro-rated as follows:

Service Period from Election Date	Option Grant Schedule
More than 10 up to 12 months	100% of grant (10,000 shares)
More than 7 months, but less than 10	75% of grant (7,500 shares)
More than 4 months, but less than 7	50% of grant (5,000 shares)
More than 1 month, but less than 4	25% of grant (2,500 shares)

Each such Subsequent Grant shall be made on the date of the annual stockholders’ meeting in question.

3.2	Vesting

Each Initial Grant of Common Stock subject to the Option under the Director Program shall vest twenty-five percent (25%) twelve (12) months after the grant date and an additional twenty-five percent (25%) of the shares of Common Stock subject to the Option shall vest on each yearly anniversary of the grant date thereafter, such that the Option will be fully exercisable four (4) years after its date of grant.

Each Subsequent Grant under the Director Program will vest and become exercisable as to all of the shares of Common Stock subject to the Option twelve (12) months after the grant date.

3.3	Exercise Price

The exercise price per share of Common Stock of each Initial Grant and Subsequent Grant shall be one hundred percent (100%) of the Fair Market Value per share on the date of grant.

3.4	Corporate Transaction/Change in Control

Each Option under the Director Program shall be subject to the provisions of Section 9 of the 2011 Plan relating to the exercise or termination of the Option in the event of a Corporate Transaction or a Change in Control.

3.5	Other Terms

The Administrator (the “Dynavax Board of Directors”) of the Plan shall determine the remaining terms and conditions of the Options awarded under the Program.

ARTICLE IV

CASH COMPENSATION TERMS

4.1	Annual Fees

Each Non-Employee Director currently on the Company’s board, or elected in 2005 and thereafter, shall receive an annual retainer fee of $30,000. The Chairman of the Board shall receive an annual retainer fee of $50,000. Such annual retainer fees will be paid in quarterly installments at the end of each fiscal quarter where such person is an active director of the board (“active director” requires attendance at 75% of the annually scheduled board meetings) and is inclusive of 5 scheduled board meetings. In the event there are more than 5 board meetings in the calendar year, each director attending the meeting in person will receive a fee of $2,000 per meeting or $500 per meeting if attending by telephone.

4.2	[Intentionally Removed]

4.3	Committee Meeting Fees

The Chairman of the Audit Committee shall receive an annual retainer of $15,000. Each member of the audit committee shall receive a fee of $1,500 for each Audit Committee meeting attended in person or $500 for each Audit Committee meeting attended by telephone.

The Chairman of the Compensation Committee shall receive an annual retainer of $6,000. Each member of the compensation committee shall receive a fee of $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

The Chairman of the Nominating and Governance Committee shall receive an annual retainer of $3,000. Each member of the nominating committee shall receive a fee of $1,000 for each committee meeting attended in person or $500 for each committee meeting attended by telephone.

Such annual retainer fees for chairman of a committee will be paid quarterly at the end of each fiscal quarter where such person is an active Chairman of the Committee and an Active Director. Such committee fees will be paid quarterly at the end of each fiscal quarter where such person is an Active Director.

4.4	Travel and Related Costs

Reasonable travel and related costs associated with attending Board and committee meetings shall be reimbursed. The Board member needs to submit proper documentation for reimbursement.

3